UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VALIC COMPANY II

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies: ___________________________________________________________________________________
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To our valued client,

You may have recently received documents that describe the proposed reorganization of one or more VALIC mutual funds available through the separate account of your Portfolio Director contract held under the [XYZ] plan (the “Plan”). We want to inform you of an important action that requires your attention as a plan sponsor and fiduciary.

The table below sets forth each Target Fund and its corresponding Acquiring Fund that are participating in a proposed reorganization. If shareholders of a Target Fund approve the proposed reorganization at the special meeting to be held on Monday, April 5, 2021, the Target Fund will be reorganized into the corresponding Acquiring Fund during the second quarter of 2021.

Target Fund(s) & Subadviser(s)	Acquiring Fund & Subadviser(s)
VC I Value Fund (Wellington) VC II Large Cap Value Fund (Janus / Mellon)	VC I Systematic Value Fund (Wellington)
VC I Large Cap Core Fund (Columbia) VC I Core Equity Fund (Blackrock)	VC I Systematic Core Fund (GSAM)
VC II Mid Cap Growth Fund (Wellington) VC I Small-Mid Growth Fund (GSAM)	VC I Mid Cap Strategic Growth Fund (Janus / Allianz)
VC I Health Sciences Fund (T. Rowe)	VC I Science & Technology Fund (T. Rowe / Allianz / Wellington)

Action required.

As plan sponsor and fiduciary, it is important that you promptly provide us direction regarding the proposed reorganizations. After you review the proxy materials, please let us know if you will:

1.	Accept the proposed action(s) [as approved by the shareholders].
•	The assets invested in the Target Fund(s) and future contributions will be invested in the Acquiring Fund upon the effective date of the fund reorganization; and
•	If the Plan does not have one or more of the Acquiring Funds as an investment option, the Acquiring Fund(s) will be added to the Plan’s fund line up; or
2.	Provide alternative direction to us.

It is important that you select a default course of action for your plan. Adopting such a default will not prevent you from providing different directions, at the appropriate time. However, it can help to avoid any disruption in the event that we do not receive alternate direction from you.

To accept the proposed action(s) as a default, or to establish a different default, please respond no later than February 19, 2021 to plansponsormb@aig.com. If we do not receive your response by February 19, 2021, we will contact you to determine which action you intend to take.

We are here to help.

In the meantime, if you have questions, do not hesitate to reach out.

As always, thank you for your trust and continued partnership.

Sincerely,

David Feller

VP, Plan Sponsor Experience

© American International Group, Inc. All rights reserved.

VC 37330 (02/2021) J585902 ER

Investors should carefully consider the investment objectives, risks, fees, charges and expenses before investing. This and other important information is contained in the prospectuses, which are available on this website (www.valic.com), by calling 800-448-2542 or sending an email request to: VALICClientCommunicationsRequest@valic.com. Read the prospectuses carefully before investing.

The VALIC Funds are advised by The Variable Annuity Life Insurance Company (VALIC), 2929 Allen Parkway, Houston, TX 77019, and distributed by AIG Capital Services, Inc. (ACS), Member FINRA, Harborside 5, 185 Hudson Street, Suite 3300, Jersey City, NJ 07311.

This material is general in nature, was developed for educational use only, and is not intended to provide financial, legal, fiduciary, accounting or tax advice, nor is it intended to make any recommendations. Applicable laws and regulations are complex and subject to change. Please consult with your financial professional regarding your situation. For legal, accounting or tax advice consult the appropriate professional.

Securities and investment advisory services offered through VALIC Financial Advisors, Inc. (VFA), member FINRA, SIPC and an SEC-registered investment adviser.

Annuities are issued by The Variable Annuity Life Insurance Company (VALIC), Houston, TX. Variable annuities are distributed by its affiliate, AIG Capital Services, Inc. (ACS), member FINRA.

AIG Retirement Services represents AIG member companies — The Variable Annuity Life Insurance Company (VALIC) and its subsidiaries, VALIC Financial Advisors, Inc. (VFA) and VALIC Retirement Services Company (VRSCO). All are members of American International Group, Inc. (AIG).

AIG Retirement Services, 2929 Allen Parkway, Houston TX, 77019.